UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

TESLA, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

+ 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Online Go to www.envisionreports.com/TSLA or scan the QR code — login details are located in the shaded bar below. Votes submitted electronically must be received by 1:00am, (central time), on August, 4, 2022. Stockholder Meeting Notice 1234 5678 9012 345 Important Notice Regarding the Availability of Proxy Materials for the Tesla, Inc. Annual Meeting of Stockholders to be Held on August 4, 2022 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 proxy statement and annual report to stockholders are available at: www.envisionreports.com/TSLA Easy Online Access — View your proxy materials and vote. Step 1: Go to www.envisionreports.com/TSLA. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before July 13, 2022 to facilitate timely delivery. 03N7SC 2 N O T C O Y +

Stockholder Meeting Notice

Tesla, Inc.'s Annual Meeting of Stockholders will be held on August 4, 2022 at 4:30 pm CT virtually via the Internet at www.meetnow.global/MJKP2QF and in person for a limited number of stockholders at Gigafactory Texas, 1 Tesla Road, Austin, TX 78725

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations, if any.

Proposals- The Board recommends a vote FOR all nominees in Proposal 1, FOR Proposals 2,3,4 and 5, AGAINST Proposals 6,7,8,9,10,11,12 and 13.

1. Election of Directors:
   Nominees: 01 — Ira Ehrenpreis 02 — Kathleen Wilson-Thompson
2. Tesla proposal for adoption of amendments to certificate of incorporation to reduce director terms to two years.
3. Tesla proposal for adoption of amendments to certificate of incorporation and bylaws to eliminate applicable supermajority voting requirements.
4. Tesla proposal for adoption of amendments to certificate of incorporation to increase the number of authorized shares of common stock by 4,000,000,000 shares.
5. Tesla proposal to ratify the appointment of independent registered public accounting firm.
6. Stockholder proposal regarding proxy access.
7. Stockholder proposal regarding annual reporting on anti-discrimination and harassment efforts.
8. Stockholder proposal regarding annual reporting on Board diversity.
9. Stockholder proposal regarding reporting on employee arbitration.
10. Stockholder proposal regarding reporting on lobbying.
11. Stockholder proposal regarding adoption of a freedom of association and collective bargaining policy.
12. Stockholder proposal regarding additional reporting on child labor.
13. Stockholder proposal regarding additional reporting on water risk.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

We will continue to monitor public health and travel safety protocols and, if necessary, we will change the date, time, location and/or format of the 2022 Annual Meeting. If we do so, we will publicly announce any such changes in advance, such as through a press release and/or a filing with the SEC.

Here's how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

- **Internet** – Go to **www.envisionreports.com/TSLA**. Click Cast Your Vote or Request Materials.
- **Phone** – Call us free of charge at 1-866-641-4276.
- **Email** – Send an email to investorvote@computershare.com with "Proxy Materials Tesla, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

  To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by July 13, 2022.